As filed with the Securities and Exchange Commission on February 26, 2016

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Silicon Graphics International Corp.

(Exact name of registrant as specified in its charter)

Delaware	32-0047154
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

900 N. McCarthy Blvd.

Milpitas, California 95035 (669) 900-8000

(Address of principal executive offices, including zip code)

2014 Omnibus Incentive Plan

(Full title of the plan)

Jorge L. Titinger

President and Chief Executive Officer

Silicon Graphics International Corp.

900 N. McCarthy Blvd.

Milpitas, California 95035

(669) 900-8000

(Name, address, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, par value $0.001 per share	1,200,000	$5.65 (2)	$6,780,000 (2)	$682.75

(1)	Pursuant to Rule 416(a) under the Securities Act, there are also being registered such additional shares of Common Stock that become available under the foregoing plan in connection with changes in the number of shares of outstanding Common Stock because of events such as recapitalizations, stock dividends, stock splits and reverse stock splits, and any other securities with respect to which the outstanding shares of Common Stock are converted or exchanged.
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and Rule 457(h) under the Securities Act based upon the average of the high and low prices of the Common Stock on the NASDAQ Global Select Market on February 24, 2016, which was $5.65.

EXPLANATORY NOTE

This registration statement on Form S-8 (the “Registration Statement”) is filed by Silicon Graphics International Corp., a Delaware corporation (the “Registrant” or the “Company”), relating to 1,200,000 shares of its common stock, par value $0.001 per share (“Common Stock”) issuable under the 2014 Omnibus Incentive Plan (the “Plan”). In accordance with General Instruction E to Form S-8, the Registrant hereby incorporates herein by reference the Form S-8 filed by the Registrant with respect to the Plan on December 10, 2014 (No. 333-200833) together with all exhibits filed therewith or incorporated therein by reference.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits.

Exhibit Number	Exhibit Description	Incorporated by Reference			Filing Date	Filed Herewith
		Form	Ex. No.	File No.

4.1	Amended and Restated Certificate of Incorporation	10-Q	3.1	000-51333	8/12/2005

4.2	Amended and Restated Bylaws	10-K	3.2	000-51333	9/8/2014

5.1	Opinion of Gibson, Dunn & Crutcher LLP					X

23.1	Consent of Deloitte & Touche LLP, independent registered public accounting firm					X

23.2	Consent of Gibson, Dunn & Crutcher LLP (contained in Exhibit 5.1)					X

24.1	Power of Attorney (contained on the signature page hereto)					X

99.1	2014 Omnibus Incentive Plan, as amended	10-Q	10.1	000-51333	1/29/2016

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milpitas, State of California, on February 26, 2016.

Silicon Graphics International Corp.

/s/ Jorge L. Titinger
Jorge L. Titinger
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints Jorge L. Titinger and Mekonnen Asrat as his or her true and lawful attorney-in-fact and agent, with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign this registration statement and any and all amendments thereto, including post-effective amendments, and to file the same, with all exhibits thereto, any related registration filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all the said attorney-in-fact and agent or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jorge L. Titinger	Chief Executive Officer, Director	February 26, 2016
Jorge L. Titinger	(Principal Executive Officer)

/s/ Mekonnen Asrat	Senior Vice President & Chief Financial Officer	February 26, 2016
Mekonnen Asrat	(Principal Financial and Accounting Officer)

/s/ Charles M. Boesenberg	Director	February 26, 2016
Charles M. Boesenberg

/s/ Gary A. Griffiths	Director	February 26, 2016
Gary A. Griffiths

	Director	February 26, 2016
General Michael W. Hagee

/s/ Douglas R. King	Director	February 26, 2016
Douglas R. King

/s/ Nina Richardson	Director	February 26, 2016
Nina Richardson

/s/ Ronald D. Verdoorn	Director	February 26, 2016
Ronald D. Verdoorn

/s/ Kirsten O. Wolberg	Director	February 26, 2016
Kirsten O. Wolberg

EXHIBIT INDEX

Exhibit Number	Exhibit Description	Incorporated by Reference			Filing Date	Filed Herewith
		Form	Ex. No.	File No.

4.1	Amended and Restated Certificate of Incorporation	10-Q	3.1	000-51333	8/12/2005

4.2	Amended and Restated Bylaws	10-K	3.2	000-51333	9/8/2014

5.1	Opinion of Gibson, Dunn & Crutcher LLP					X

23.1	Consent of Deloitte & Touche LLP, independent registered public accounting firm					X

23.2	Consent of Gibson, Dunn & Crutcher LLP (contained in Exhibit 5.1)					X

24.1	Power of Attorney (contained on the signature page hereto)					X

99.1	2014 Omnibus Incentive Plan, as amended	10-Q	10.1	000-51333	1/29/2016